UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Photon Dynamics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PHOTON DYNAMICS, INC.
5970 Optical Court
San Jose, California 95138

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 7, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Photon Dynamics, Inc., a California corporation. The meeting will be held on Tuesday, March 7, 2006 at 10:00 AM local time at the offices of Photon Dynamics at 5970 Optical Court, San Jose, California for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2006.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is January 26, 2006. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Maureen L. Lamb
Secretary and Chief Financial Officer

San Jose, California
January 27, 2006

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16( a ) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE MEASUREMENT COMPARISON
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A
APPENDIX B

PHOTON DYNAMICS, INC.
5970 Optical Court
San Jose, California 95138

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS

MARCH 7, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Photon Dynamics, Inc. is soliciting your proxy to vote at Photon Dynamics’ 2006 Annual Meeting of Shareholders. You are invited to attend the Annual Meeting, and we request that you vote on the proposals described in this proxy statement. You do not need to attend the meeting to vote your shares, however. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

Photon Dynamics intends to mail this proxy statement and the accompanying proxy card on or about February 1, 2006 to all shareholders of record entitled to vote at the Annual Meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on January 26, 2006, will be entitled to vote at the Annual Meeting. On this record date, there were 17,019,287 shares of Common Stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on January 26, 2006, your shares were registered directly in your name with Photon Dynamics’ transfer agent, Computershare Limited, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on January 26, 2006, your shares were held not in your name, but rather, in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the shareholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of six directors; and

•	The ratification of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2006.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may indicate that your vote is “Withheld” for any nominee you specify. For the other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. If you vote by proxy, your shares will be voted as you specify on the proxy card or over the telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the enclosed proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-877-779-8683 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on March 6, 2006 to be counted.

•	To vote on the Internet, go to http://www.eproxyvote.com/phtn to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., Eastern Time on March 6, 2006 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Photon Dynamics. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the telephone or on the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of January 26, 2006. For the election of directors, however, cumulative voting is permitted. You may cumulate votes (cast more than one vote per share) for a candidate only if the candidate is nominated before the voting and at least one shareholder gives notice at the meeting, before the voting, that he or she intends to cumulate votes. If cumulative voting applies to the election of directors at the Annual Meeting, you will have six (6) votes for each share of Common Stock you own. You may cast all of your votes for one candidate or you may distribute your votes among different candidates as you choose. If you do not specify how to distribute your votes, your proxyholders (the individuals named on your proxy card) will cumulate votes using their best discretion.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all six nominees for director and “For” the ratification of Ernst & Young LLP as Photon

Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2006. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You may revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Photon Dynamics’ Secretary at 5970 Optical Court, San Jose, California 95138.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by September 29, 2006, to Photon Dynamics’ Secretary at 5970 Optical Court, San Jose, California 95138. However, if Photon Dynamics’ 2007 Annual Meeting of Shareholders is not held between February 5, 2007 and April 6, 2007, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials.

If you wish to submit a proposal or nominate a director at our 2007 Annual Meeting of Shareholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, then you must provide specified information to us between November 7, 2006 and December 7, 2006. However, if our 2007 Annual Meeting of Shareholders is not held between February 5, 2007 and April 6, 2007, then the deadline will be the later of (a) the 90th day prior to the 2007 Annual Meeting of Shareholders and (b) the 10th day following the day on which we publicly announce the date of such meeting. If you wish to submit such a proposal or nominate a director at our 2007 Annual Meeting of Shareholders, please review our bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

If you wish to bring a matter before the shareholders at next year’s Annual Meeting and you do not notify Photon Dynamics before December 18, 2006, Photon Dynamics’ management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. However, if Photon Dynamics’ 2007 Annual Meeting of Shareholders is not held between February 5, 2007 and April 6, 2007, then the deadline will be a reasonable time prior to the time we mail our proxy materials.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withheld” and, with respect to Proposal No. 2, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the six nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will have no effect.

•	To be approved, Proposal No. 2, the ratification of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2006, must receive a “For” vote from the majority of shares present and voting either in person or by proxy. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 17,019,287 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in Photon Dynamics’ quarterly report on Form 10-Q for the second quarter of 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

General

There are six nominees for the six director positions presently authorized by Photon Dynamics’ Board of Directors and Photon Dynamics’ Bylaws. The names of the persons who are nominees for director and their positions and offices with Photon Dynamics are set forth in the table below. Each of the nominees listed below is currently a director of Photon Dynamics who was previously elected by the shareholders. It is Photon Dynamics’ policy to encourage its directors to attend the Annual Meeting and all directors may attend the Annual Meeting telephonically. Six of Photon Dynamics’ directors attended the 2005 Annual Meeting of Shareholders.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six nominees named below, subject to discretionary power to cumulate votes. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by Photon Dynamics’ management. Proxies may not be voted for more than six directors, however. Each director to be elected will hold office until the next annual meeting of shareholders and until his or her successor is elected, or until the director’s death, resignation or removal. Each person nominated for election has agreed to serve if elected and our management has no reason to believe that any nominee will be unable to serve. The candidates receiving the highest number of affirmative votes by the shares entitled to be voted will be elected.

Nominees

The following is a brief biography of each nominee for director, including their respective ages as of December 31, 2005.

Name	Age	Position Held with Photon

Dr. Malcolm J. Thompson	60	Chairman of the Board of Directors; Director
Mr. Jeffrey A. Hawthorne	48	Chief Executive Officer and President; Director
Mr. Nicholas E. Brathwaite	47	Director
Mr. Michael J. Kim	60	Director
Ms. Terry H. Carlitz	54	Director
Mr. Curtis S. Wozniak	50	Director

MALCOLM J. THOMPSON has been a member of our Board of Directors since 1992 and served as the Executive Chairman of our Board of Directors from October 2003 until September 2005; he is now Chairman of the Board. He is the President of MJT Associates and Consulting Company specializing in High Technology and Business Consulting. From April 2003 to December 2005, Dr. Thompson served as the interim chief executive officer of Vitex Systems, Inc. From 1998 through November 2001, he was president and chief executive officer of Novalux, Inc., a provider of laser modules for optical networks. From 1996 to 1998, he was president and chief executive officer of dpiX, Inc., a digital image capture and display products company, and from 1981 to 1996, he was the Chief Technologist for Xerox PARC. Since December 2005 he has been on the board of Cambridge Display Technology. He also has served as chairman of the board of the United States Display Consortium, an industry-government consortium of over 135 member companies. Dr. Thompson received a B.S. and a Ph.D. in Applied Physics from the University of Brighton, Sussex in the United Kingdom.

JEFFREY A. HAWTHORNE has been our President and Chief Executive Officer since October 2003, and has been a member of our Board of Directors since December 2003. From July 2003 to October 2003, Mr. Hawthorne was our Chief Operating Officer. From November 2001 to July 2003, Mr. Hawthorne was our Vice President and President, Image Processing Systems Division. Mr. Hawthorne joined us in 1991 and has held a series of other management positions including Vice President, Development from September 1994 to November 2001. Mr. Hawthorne received a B.S. degree in Engineering Physics from the University of Colorado and an M.S. degree in Optical Engineering from the University of Rochester.

NICHOLAS E. BRATHWAITE has been a member of our Board of Directors since April 2002. Mr. Brathwaite currently serves as chief technology officer of Flextronics International Ltd., a provider of engineering, advanced electronics manufacturing and logistical services, and has held various engineering management positions with Flextronics since 1995. From 1989 to 1995, Mr. Brathwaite held various management positions at nChip, a multi-chip module company. As a founding member of nChip, Mr. Brathwaite was responsible for all manufacturing and operational activities including wafer fabrication, wafer test and module assembly. Before joining nChip, Mr. Brathwaite spent six years with Intel Corporation in various engineering management positions in Technology Development and Manufacturing. He has a B.S. in Applied Chemistry, an M.S. in Polymer Engineering, a BSc (Hons) from McMaster University Canada and an MSc from the University of Waterloo, Canada. Mr. Brathwaite has several patents and has authored more than 50 national and international publications. He is also a member of the board of directors of Power Integrations, Inc., a supplier of high-voltage analog integrated circuits for use in AC to DC power conversion and Hughes Software Systems, an end to end communication solutions provider in the telecom infrastructure, service provider, and business process outsourcing sectors.

MICHAEL J. KIM became a member of our Board of Directors in 1991. Since July 2001, he has been consulting for high-tech companies in Silicon Valley. From September 1999 through June 2001, he was the vice president of business development at Philips Components, a display company. From 1993 to February 1999, he was senior vice president of LG Electronics, Inc., a manufacturer of consumer electronics products and flat panel displays, and served as the head of the San Jose Technology Center of LG Electronics. From 1988 to 1992, Mr. Kim was vice president at Goldstar Technology, Inc., a subsidiary of LG Electronics. Mr. Kim received a B.S. degree in Electrical Engineering from the University of Illinois, Chicago and an M.S. degree in Electrical Engineering from the University of Santa Clara.

TERRY H. CARLITZ has been a member of our Board of Directors since December 2004. Since June 2002, Ms. Carlitz has served as an independent business advisor. From 1999 to May 2002, Ms. Carlitz served as a director and as chief financial officer of Saba Software, Inc., a provider of human capital management applications. From 1998 to 1999, Ms. Carlitz served as senior vice president of operations and chief financial officer of SPL WorldGroup B.V., a provider of customer relationship management solutions for the energy industry. From 1995 to 1998, Ms. Carlitz served as chief financial officer of Infinity Financial Technology, a provider of derivatives trading and risk management solutions until its merger with SunGard Data Systems. From 1987 to 1995, Ms. Carlitz held various senior financial management positions at Apple Computer, Inc. Since February 2003, Ms. Carlitz has served on the board of directors of Hyperion Solutions Corporation, a provider of business performance management solutions, and Advent Software, Inc., a provider of enterprise investment management software. Ms. Carlitz also serves on the International Board of Advisors at the San Jose State University College of Business and the Management Board of Stanford University’s Graduate School of Business. Ms. Carlitz received a B.S. from San Jose State University and an M.B.A. from Stanford University’s Graduate School of Business.

CURTIS S. WOZNIAK has been a member of our Board of Directors since December 2004. Since October 2003, Mr. Wozniak has been a private investor and a consultant. From 1996 to October 2003, Mr. Wozniak served as chief executive officer of Electroglas, Inc., a provider of automatic wafer probing technologies. From 1994 to 1996, Mr. Wozniak served as president and chief operating officer of Xilinx, Inc., a semiconductor manufacturer. From 1984 to 1994, Mr. Wozniak held various management positions with Sun Microsystems, Inc. Mr. Wozniak serves on the board of directors of a privately held company and on the board of trustees of Kettering University. Mr. Wozniak received a B.S.M.E. from Kettering University and an M.B.A. from Stanford University’s Graduate School of Business.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Photon Dynamics’ Board of Directors consults with Photon Dynamics’ counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Photon Dynamics, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of Photon Dynamics’ directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Hawthorne, the Chief Executive Officer and President of Photon Dynamics, and Dr. Thompson, the Chairman of the Board of Directors of Photon Dynamics. As required under applicable Nasdaq listing standards, Photon Dynamics’ independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Information Regarding the Board of Directors and its Committees

The Board of Directors has three committees: an Audit Committee, a Compensation and Employee Ownership Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2005 for each of the Board committees:

			Compensation		Nominating and
			and Employee		Corporate
Name	Audit		Ownership		Governance

Mr. E. Floyd Kvamme(1)(2)	X		X		X
Mr. Richard P. Beck(3)	X
Mr. Nicholas E. Brathwaite(4)(5)	X		X	*	X
Mr. Michael J. Kim(3)(4)	X		X		X
Ms. Terry H. Carlitz(2)(4)	X	*			X
Mr. Curtis S. Wozniak(2)(4)	X				X	*
Total meetings in fiscal year 2005	21		2		2

*	Committee chairperson during fiscal 2005.

(1)	Mr. Kvamme will be retiring from Photon Dynamics’ Board of Directors when his term expires at the Annual Meeting and is therefore not standing for re-election. The Nominating and Corporate Governance Committee is currently in the process of seeking a suitable replacement for Mr. Kvamme on the Board of Directors.

(2)	On January 21, 2005, Mr. Kvamme was removed from the Nominating and Corporate Governance Committee and Ms. Carlitz and Mr. Wozniak were appointed to the Nominating and Corporate Governance Committee. On January 21, 2005, Mr. Wozniak was named the Nominating and Corporate Governance Committee chairperson.

(3)	Mr. Beck resigned from the Board of Directors on October 12, 2004. In connection with Mr. Beck’s resignation, Mr. Kim was appointed to the Audit Committee on October 13, 2004.

(4)	On January 21, 2005, Messrs. Brathwaite and Kim were removed from the Audit Committee and Ms. Carlitz and Mr. Wozniak were appointed to the Audit Committee. On January 21, 2005, Ms. Carlitz was named the Audit Committee chairperson.

(5)	On January 21, 2005, Mr. Brathwaite was named the Compensation and Employee Ownership Committee chairperson.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Photon Dynamics.

Audit Committee.  The Audit Committee of the Board of Directors oversees Photon Dynamics’ financial reporting process on behalf of the Board. For this purpose, the Audit Committee performs several functions. Among other things, the Audit Committee:

•	evaluates the performance of and assesses the qualifications of Photon Dynamics’ independent registered public accounting firm;

•	has the sole authority to select, evaluate, replace and oversee Photon Dynamics’ independent registered public accounting firm;

•	has the sole authority to approve non-audit and audit services to be performed by Photon Dynamics’ independent registered public accounting firm;

•	oversees the independence of Photon Dynamics’ independent registered public accounting firm and is responsible for receiving written statements from Photon Dynamics’ independent registered public accounting firm delineating all relationships between Photon Dynamics’ independent registered public accounting firm and Photon Dynamics consistent with Independence Standards Board Standard No. 1;

•	reviews and discusses with management and Photon Dynamics’ independent registered public accounting firm, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices and alternative accounting policies available under generally accepted auditing standards;

•	reviews with Photon Dynamics’ independent registered public accounting firm the adequacy and effectiveness of Photon Dynamics’ accounting and financial controls; and

•	has the specific responsibilities and authority necessary to comply with the Nasdaq listing standards applicable to audit committees.

From October 2004 to January 2005, the Audit Committee was composed of three non-employee directors: Messrs. Brathwaite, Kim and Kvamme. In January 2005, the Audit Committee was reconstituted to be composed of three non-employee directors: Ms. Carlitz and Messrs. Wozniak and Kvamme. The Audit Committee met 21 times during the fiscal year. The Board has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials. The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of Photon Dynamics’ Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Board has determined that each of Ms. Carlitz and Mr. Wozniak qualifies as an “audit committee financial expert,” as defined in applicable SEC rules.

Compensation and Employee Ownership Committee.  The Compensation and Employee Ownership Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for Photon Dynamics. Among other things, the Compensation and Employee Ownership Committee:

•	reviews and approves corporate performance goals and objectives;

•	reviews and approves the compensation and other terms of employment of Photon Dynamics’ Chief Executive Officer and determines the compensation of Photon Dynamics’ other executive officers;

•	proposes the adoption, amendment and termination of stock option plans, stock appreciation rights plans, pension and profit sharing plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, and other similar programs (“Compensation Plans”);

•	grants rights, participation and interests in Compensation Plans to eligible participants; and

•	reports to the Board of Directors from time to time, or whenever it shall be called upon to do so.

Since October 2004, the Compensation and Employee Ownership Committee has been composed of three non-employee directors: Messrs. Kim, Kvamme and Brathwaite. All members of the Compensation and Employee Ownership Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation and Employee Ownership Committee met two times during the fiscal year.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee of the Board of Directors, in consultation with the Chief Executive Officer, has the primary responsibility for establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve as directors of Photon Dynamics. The Nominating and Corporate Governance Committee also has the primary responsibility for evaluating, reviewing and considering the recommendation for nomination of current directors for re-election to the Board of Directors as well as monitoring the size of the Board; has the power and authority to consider Board nominees and proposals submitted by Photon Dynamics’ shareholders and to establish any procedures to facilitate shareholder communication with the Board of Directors. The Nominating and Corporate Governance Committee also periodically reviews, discusses and assesses the performance of the Board of Directors and Board committees; annually recommends to the Board of Directors the chairmanship and membership of each Board committee; develops corporate governance principles and periodically reviews and assesses these principles and their application; oversees and reviews the processes and procedures used by Photon Dynamics to provide information to the Board of Directors and its committees; and periodically reviews the compensation paid to non-employee directors for their service on the Board and its committees, and recommends any changes to the full Board for its approval. The Board has adopted a written Nominating and Corporate Governance Committee Charter that is attached as Appendix B to these proxy materials.

From October 2004 to January 2005, the Nominating and Corporate Governance Committee was composed of three non-employee directors: Messrs. Kim, Kvamme and Brathwaite. In January 2005, the Nominating and Corporate Governance Committee was reconstituted to be composed of four non-employee directors: Ms. Carlitz and Messrs. Kim, Wozniak and Brathwaite. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met two times during the fiscal year.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Photon Dynamics, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Photon Dynamics’ shareholders. However, the Committee retains the right to modify these qualifications from time to time.

Candidates for director nominees are evaluated by the Nominating and Corporate Governance Committee in the context of the current composition of the Board, the operating requirements of Photon Dynamics and the long-term interests of Photon Dynamics’ shareholders. In conducting this assessment, the Committee considers the criteria for director qualifications set by the Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and Photon Dynamics to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to Photon Dynamics during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not. Shareholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 5970 Optical Court, San Jose, CA 95138-1400 not less than six months prior to any meeting at which directors are to be elected. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating shareholder is a beneficial or record owner of Photon Dynamics’ stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. To date, the Nominating and Corporate Governance Committee has not received a timely director nominee from a shareholder of Photon Dynamics.

Meetings of the Board of Directors

The Board of Directors met eight times during the last fiscal year. All directors except Mr. Kvamme attended at least 75% of the aggregate of the total number of meetings of the Board and of the total number of meetings of the committees on which they served, held during the period for which they were a director or committee member, respectively.

Shareholder Communications with the Board of Directors

Photon Dynamics’ Board of Directors has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Shareholders who wish to communicate with the Board or an individual director may send a written communication addressed as follows: Photon Dynamics Board Communication, 5970 Optical Court, San Jose, CA 95138-1400. Communications may also be sent by e-mail to the following address: board@photondynamics.com. Each communication sent must state the number of shares owned by the shareholder making the communication. Each communication will be reviewed by the Chief Financial Officer of Photon Dynamics who will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication is unduly frivolous, hostile, threatening or similarly inappropriate, in which case, the Chief Financial Officer will discard the communication.

Code of Business Conduct and Ethics

Photon Dynamics has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is posted on our website at: www.photondynamics.com in the section entitled “Corporate Governance Management”. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, regarding an amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics by posting such information on our website at the address specified above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

Since January 2005, the Audit Committee has been composed of Ms. Carlitz and Messrs. Wozniak and Kvamme. Under Rules 4200(a)(15) and 4350(d) of the Nasdaq listing standards, all current members of Photon Dynamics’ Audit Committee are independent. The Audit Committee is governed by a written Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is attached hereto as Appendix A.

The Audit Committee oversees Photon Dynamics’ financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is responsible for reviewing, approving and managing the engagement of Photon Dynamics’ independent registered public accounting firm, including the scope, extent and procedures of the annual audit and compensation to be paid therefor, and all other matters the Audit Committee deems appropriate, including the independent registered public accounting firm’s accountability to the Board and the Audit Committee. The Audit Committee reviewed with Photon Dynamics’ independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of Photon Dynamics’ accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from management and Photon Dynamics including the matters in the written disclosures received as required by the Independence Standards Board Standards No. 1 and matters required to be discussed by the Statement on Auditing Standards No. 61, and has considered the compatibility of non-audit services with the independence of Photon Dynamics’ independent registered public accounting firm.

The Audit Committee discussed with Photon Dynamics’ independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of Photon Dynamics’ internal controls, and the overall quality of Photon Dynamics’ financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended September 30, 2005 for filing with the Securities and Exchange Commission. The Audit Committee has also retained, subject to shareholder ratification described in Proposal 2, Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2006.

AUDIT COMMITTEE

Terry H. Carlitz
E. Floyd Kvamme
Curtis S. Wozniak

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Photon Dynamics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2006, and has further directed that management submit the selection of Photon Dynamics’ independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Ernst & Young LLP has audited Photon Dynamics’ financial statements since the fiscal year ended September 30, 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither Photon Dynamics’ Bylaws nor other governing documents or law require shareholder ratification of the selection of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm. However, the Board of Directors, on behalf of the Audit Committee, is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Photon Dynamics and its shareholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. For purposes of this vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees

The following is a summary of the aggregate fees billed to Photon Dynamics by Ernst & Young LLP for professional services rendered during the fiscal years ended September 30, 2005 and 2004.

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees

Audit Fees	$1,428,854	$529,000
Audit-Related Fees	696,482	8,000
Tax Fees	—	32,000
All Other Fees	1,145	1,000

Total Fees	$2,126,481	$570,000

Audit Fees.  Consists of fees billed for professional services rendered for the audit of Photon Dynamics’ consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Photon Dynamics’ consolidated financial statements and are not reported under “Audit Fees.” During fiscal 2004, these services included consultations relating to the implementation of Section 404 of the Sarbanes-Oxley Act of 2002. During fiscal 2005, these services were rendered in connection with an investigation of Photon Dynamics’ restatements of its financial statements for the year ended September 30, 2004, the quarters within that year, and for the quarter ended December 31, 2004. Because Section 404 of the Sarbanes-Oxley Act of 2002 was effective for fiscal 2005, fees relating to Section 404 compliance for fiscal 2005 were included as part of the audit of Photon Dynamics’ consolidated financial statements and of its internal control over financial reporting and such fees are included under “Audit Fees” above.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. During fiscal 2004, these services included consultations related to Photon Dynamics’ international operations, a

Section 382 Study, the preparation of certain foreign tax returns and tax advice in preparing for and in connection therewith. No tax fees were billed during fiscal 2005.

All Other Fees.  Consists of fees for products and services other than the services described above. During fiscal 2005 and fiscal 2004, these fees related to a subscription to Ernst & Young’s online accounting and auditing research tool.

All fees described above were either approved in advance by the Audit Committee or approved in advance in accordance with the policy and procedures adopted by our Audit Committee for the pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm.

Pre-Approval of Audit and Non-Audit Services

Photon Dynamics’ Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual explicit case-by-case basis before our independent registered public accounting firm is engaged to provide each service. The policy also provides that pre-approval of services may be delegated to one or more members of the Audit Committee. Pursuant to the policy, our Audit Committee has delegated specific pre-approval authority to the Chair of the Audit Committee, provided that the Chair of the Audit Committee is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting and that the Chair of the Audit Committee may not pre-approve services that, together with all other services that have not yet been reported to the Audit Committee, exceed $20,000 in the aggregate.

The Audit Committee has determined that the rendering of preapproved services other than audit services by Ernst & Young LLP does not result in a compromise of auditor independence.

ON BEHALF OF THE AUDIT COMMITTEE, THE BOARD OF DIRECTORS
RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Photon Dynamics’ Common Stock as of December 31, 2005 (except as noted) by: (i) each director and each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of Photon Dynamics as a group; and (iv) all those known by Photon Dynamics to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total

Wells Fargo & Company(2)	928,777	5.46%
420 Montgomery Street
San Francisco, CA 94163
RS Investment Management, L.P.(3)	877,125	5.15%
388 Market Street, 17th Floor
San Francisco, California 94111
J. & W. Seligman & Co. Incorporated(4)	856,698	5.03%
100 Park Avenue 8th Floor
New York, New York 10017
Jeffrey A. Hawthorne(5)	234,560	1.36%
Maureen L. Lamb(5)(6)	14,400	*
Richard Okumoto(5)(7)	47,520	*
Steve Song(5)	72,984	*
Mark Merrill(5)	85,180	*
Malcolm J. Thompson(5)	60,125	*
E. Floyd Kvamme(5)(8)	57,845	*
Michael J. Kim(5)	34,375	*
Nicholas E. Brathwaite(5)	29,375	*
Terry H. Carlitz(5)	5,000	*
Curtis S. Wozniak(5)	5,000	*
All current executive officers and directors as a group (10 persons)(9)	598,844	3.41%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13G and Forms 13F filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Photon Dynamics believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,016,527 shares of Photon Dynamics’ Common Stock outstanding on December 31, 2005, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o Photon Dynamics at the address on the first page of this proxy statement.

(2)	Based upon a Form 13F/A filed with the SEC on December 2, 2005, reporting beneficial ownership as of September 30, 2005. The Form 13F/A was filed by Wells Fargo & Company on behalf of itself, Wells Capital Management Incorporated and Wells Fargo Bank, National Association (collectively, “Wells Fargo”). According to the Form 13F/A, Wells Fargo has shared dispositive power over such shares and sole voting power over 276,151 of such shares.

(3)	Based upon information supplied to Photon Dynamics by RS Investment Management, L.P.

(4)	Based upon a Form 13F filed with the SEC on November 9, 2005, reporting beneficial ownership as of September 30, 2005. According to the Form 13F, J. & W. Seligman & Co. Incorporated has shared dispositive power over such shares and shared voting power over 725,273 of such shares.

(5)	With respect to each of the following executive officers and directors of Photon Dynamics, includes shares that such person had the right to acquire within 60 days after the date of this table pursuant to outstanding options: Jeffrey A. Hawthorne, 219,422 shares; Maureen L. Lamb, 14,400 shares; Richard Okumoto, 47,520 shares;

Steve Song, 70,676 shares; Mark Merrill, 84,499 shares; Malcolm J. Thompson, 60,125 shares; E. Floyd Kvamme, 34,375 shares; Michael J. Kim, 34,375 shares; Nicholas E. Brathwaite, 29,375 shares; Terry H. Carlitz, 5,000 shares; and Curtis S. Wozniak, 5,000 shares.

(6)	Ms. Lamb joined Photon Dynamics as its Secretary and Chief Financial Officer on May 31, 2005.

(7)	Mr. Okumoto resigned from his role as Secretary and Chief Financial Officer effective May 31, 2005. Mr. Okumoto ceased to be an employee of Photon Dynamics as of December 1, 2005.

(8)	Mr. Kvamme will be retiring from Photon Dynamics’ Board of Directors when his term expires at the Annual Meeting and is therefore not standing for re-election. The Nominating and Corporate Governance Committee is currently in the process of seeking a suitable replacement for Mr. Kvamme on the Board of Directors.

(9)	Includes an aggregate of 557,247 shares issuable upon exercise of options which executive officers and directors of Photon Dynamics have the right to acquire within 60 days of the date of this table. Due to Mr. Okumoto’s resignation from his role as Secretary and Chief Financial Officer in May 2005, such number does not include shares held by Mr. Okumoto, nor does such number include any shares issuable upon exercise of options which Mr. Okumoto had the right to acquire within 60 days after the date of this table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Photon Dynamics’ directors and executive officers, and persons who own more than ten percent of a registered class of Photon Dynamics’ equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Photon Dynamics. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Photon Dynamics with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to Photon Dynamics and written representations that no other reports were required, during the fiscal year ended September 30, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as follows:

•	Mr. Hawthorne timely reported all transactions, but incorrectly reported shares as disposed of, rather than acquired, in a report on Form 4. This error was corrected on a Form 4/A by amending the previously filed Form 4.

•	An initial report of ownership on Form 3 was filed late by each of Ms. Carlitz and Mr. Wozniak.

•	Ms. Carlitz and Mr. Wozniak each filed a late report on Form 4, covering one transaction each, and each Form 4 incorrectly reported a price of derivative securities when no price had in fact been paid. In addition, a power of attorney was omitted from each of these Form 4 filings. These errors were corrected on Forms 4/A by amending each of the previously filed Forms 4.

•	Ms. Lamb filed a late report on Form 4, covering one transaction.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of Photon Dynamics’ equity compensation plans in effect as of September 30, 2005:

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued upon	Weighted-Average	Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,945,649	$24.64	2,087,227	(1)
Equity compensation plans not approved by security holders	625	$16.88	—
Total	1,946,274	$24.64	2,087,227	(1)

(1)	Of these shares, 1,000,000 remained available for grant as of September 30, 2005 under Photon Dynamics’ 2005 Employee Stock Purchase Plan.

CR Technology, Inc. 1991 Stock Option Plan

Photon Dynamics assumed the CR Technology, Inc. 1991 Stock Option Plan, or the CRT 1991 Plan, in connection with Photon Dynamics’ acquisition of CR Technology in November 1999 without the approval of Photon Dynamics’ shareholders. Options are no longer granted under the CRT 1991 Plan and any outstanding options that were granted under the CRT 1991 Plan are exercisable for shares of Photon Dynamics’ Common Stock. As of September 30, 2005, there were outstanding options to purchase 625 shares of Photon Dynamics’ Common Stock under the CRT 1991 Plan, with a weighted average exercise price of $16.88. All of these outstanding options were granted prior to Photon Dynamics’ acquisition of CR Technology. Previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, combinations, or other changes in capitalization as described in the CRT 1991 Plan.

Terms of Options.  Under the CRT 1991 Plan, the exercise price of incentive stock options may not be less than the fair market value of the stock into which the option is exercisable at the time of grant, and, in the case of nonqualified stock options, may not be less than 85% of the fair market value of the stock into which the option is exercisable at the time of grant. At the time the outstanding options under the CRT 1991 Plan were granted, the options were exercisable for shares of common stock of CR Technology. Following Photon Dynamics’ acquisition of CR Technology, these options became exercisable for shares of Photon Dynamics’ Common Stock. The number of shares for which these options were exercisable and their exercise prices were adjusted in accordance with the Agreement and Plan of Merger and Reorganization under which Photon Dynamics acquired CR Technology. Payment of the exercise price may be made in cash at the time the option is exercised or by delivery of other Common Stock of Photon Dynamics, or, at the discretion of the Board, pursuant to a deferred payment arrangement. Outstanding options granted under the CRT 1991 Plan were generally made subject to vesting over time.

Effect of Certain Corporate Events.  The CRT 1991 Plan requires that, in the event of specified types of mergers or other corporate reorganizations affecting Photon Dynamics, unless any surviving corporation either assumes stock awards outstanding under the CRT 1991 Plan or substitutes similar stock awards for those outstanding under this plan, the outstanding stock awards will be accelerated so that they are fully vested.

EXECUTIVE COMPENSATION

Compensation of Directors

Each non-employee director of Photon Dynamics is currently entitled to receive an annual retainer fee of $15,000, plus a per meeting fee of $2,000 for in person meetings and $1,000 for telephonic meetings. Each member of the Audit Committee, the Compensation and Employee Ownership Committee, and the Nominating and Corporate Governance Committee, is entitled to receive, in addition to his or her Board compensation, a per meeting fee of $1,000 for in person meetings and $500 for telephonic meetings. The Chairman of each Board committee is entitled to receive, in addition to his or her Board compensation and committee attendance fees, an annual retainer as follow: Chairman of the Audit Committee — $15,000; Chairman of the Compensation and Employee Ownership Committee — $5,000; and Chairman of the Nominating and Corporate Governance Committee — $3,000. The non-employee members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with company policy. During the fiscal year ended September 30, 2005, the total compensation earned by non-employee directors was $213,000.

During fiscal 2005, each of Photon Dynamics’ non-employee directors was entitled to receive automatic, non-discretionary option grants under Photon Dynamics’ Amended and Restated 1995 Stock Option Plan (the “1995 Plan”). Under the 1995 Plan, which terminated in September 2005, each non-employee director was entitled to receive an option to purchase 20,000 shares of our Common Stock upon his or her initial election or appointment to Photon Dynamics’ Board, and, immediately following each annual meeting of Photon Dynamics’ shareholders, each non-employee director was automatically granted an option to purchase an additional 7,500 shares of our Common Stock, provided such non-employee director had rendered services to Photon Dynamics for at least one year. Options granted under the 1995 Plan to non-employee directors upon the initial election to Photon Dynamics’ Board become exercisable as to 25% of the option shares on each anniversary of the date of grant, such that the option will become fully vested and exercisable four years after the date of grant. Options granted under the 1995 Plan to non-employee directors immediately following each annual meeting become exercisable as to approximately 8.33% of the option shares each month after the date of grant, such the option will become fully vested and exercisable one year from the date of grant. The term of options granted under the 1995 Plan to non-employee directors is ten years. In the event of a merger of Photon Dynamics with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving Photon Dynamics, the vesting and exercisability of each option will accelerate in full and will continue in effect unless the option is assumed or an equivalent option is substituted by the successor corporation, or the option is replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of such transaction. During the last fiscal year, Photon Dynamics granted options under the 1995 Plan to its non-employee directors covering an aggregate of 62,500 shares in the individual amounts of 7,500 shares to each of Messrs. Kvamme, Brathwaite and Kim at an exercise price of $22.91 per share, and 20,000 shares to each Ms. Carlitz and Mr. Wozniak at an exercise price of $23.50 per share. Options granted during the last fiscal year had exercise prices equal to 100% of the fair market value of our Common Stock on the date of grant. During the last fiscal year, no options were exercised by Photon Dynamics’ non-employee directors.

In connection with the termination of the 1995 Plan, Photon Dynamics’ non-employee directors are now eligible to receive automatic, non-discretionary option grants under the Photon Dynamics’ 2005 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Under the Directors’ Plan, any individual who first becomes a non-employee director will automatically be granted an option to purchase 20,000 shares of our Common Stock. The shares subject to each initial grant vest in a series of four successive equal annual installments measured from the date of grant, so that each initial grant will be fully vested and exercisable four years after the date of grant. Any individual who is serving as a non-employee director on the date of an annual meeting of Photon Dynamics’ shareholders, commencing with this Annual Meeting, will automatically be granted an option to purchase 15,000 shares of our Common Stock on such date; provided, however, that if the individual has not been serving as a non-employee director for the entire period since the preceding annual meeting, the number of shares subject to such individual’s annual grant will be reduced pro rata for each full quarter prior to the date of grant during which such individual did not serve as a non-employee director. The shares subject to each annual grant vest in a series of twelve successive equal monthly installments measured from the date of grant, so that each annual grant will be fully vested and exercisable one year after the date of grant. The exercise price of options granted under the Directors’ Plan to non-employee directors will be equal to 100% of the fair market value of our Common Stock on the date of the option grant. The term of options granted under the Directors’ Plan is ten years. In the event of certain corporate transactions, as defined in the Directors’ Plan, all outstanding options under the Directors’ Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such options, then (i) with respect to any such options that are held by optionees then performing services for Photon Dynamics or its affiliates, the vesting and exercisability of such options will be accelerated in full and such options will be terminated if not exercised prior to the effective date of the corporate transaction, and (ii) all other outstanding options will terminate if not exercised prior to the effective date of the corporate transaction. If a specified change in control transaction occurs, as defined in the Directors’ Plan, and an optionee’s service relationship with Photon Dynamics has not terminated immediately prior to the effective time of the transaction, then the vesting and exercisability of the optionee’s options will be accelerated in full immediately prior to (and contingent upon) the effectiveness of the transaction. If an optionee is required to resign his or her position as a non-employee director as a condition of the transaction, the vesting and exercisability of the optionee’s options will be accelerated in full immediately prior to the effectiveness of such resignation, contingent upon the effectiveness of the transaction.

During fiscal 2005, Photon Dynamics paid Dr. Thompson a total of $108,000 plus expenses in connection with certain consulting services rendered to Photon Dynamics. These consulting services consisted of the provision of advice and services to Photon Dynamics’ senior management staff with respect to certain business matters. In addition to the cash compensation paid to Dr. Thompson, Dr. Thompson was granted an option under the 1995 Plan exercisable for 7,500 shares at an exercise price of $19.68 per share as well as an option under Photon Dynamics’ 2005 Equity Incentive Plan (the “2005 Plan”) exercisable for 7,500 shares at an exercise price of $20.47 per share. The terms of the option granted under the 1995 Plan to Dr. Thompson are substantially similar to the terms of the options granted to non-employee directors under the 1995 Plan, as described above, except that the option vested with respect to approximately 8.33% of the shares subject to the option on April 7, 2005, with the remainder vesting as to approximately 8.33% of such shares monthly thereafter such that the option will be fully vested on March 7, 2006. The terms of the option granted under the 2005 Plan to Dr. Thompson are substantially similar to the terms with respect to the 2005 Plan described in note (1) to the table captioned “Option Grants in Last Fiscal Year” below, except that the option vested with respect to 50% of such shares on September 13, 2005, with the remainder vesting as to approximately 8.33% of such shares monthly thereafter such that the option will be fully vested on March 7, 2006.

Compensation of Executive Officers

The following table shows for the fiscal years ended September 30, 2005, 2004 and 2003, compensation awarded or paid to, or earned by, the persons who served as Photon Dynamics’ Chief Executive Officer during the 2005 fiscal year and its other four most highly compensated executive officers at September 30, 2005 (the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

							Long-Term
							Compensation
	Annual Compensation						Securities	All Other
					Other Annual		Underlying	Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)		Compensation ($)		Options	($)(2)

Jeffrey A. Hawthorne	2005	315,083	—		6,071	(1)	72,000	3,562
Chief Executive Officer	2004	276,346	94,188		10,572	(1)	100,000	—
and President	2003	219,617	—		—		30,000	—

Maureen L. Lamb(3)	2005	80,770	75,000		—		80,000	172
Secretary and	2004	—	—		—		—	—
Chief Financial Officer	2003	—	—		—		—	—

Richard Okumoto(4)	2005	248,077	—		—		36,000	—
Former Secretary and	2004	233,654	94,500		—		—	—
Chief Financial Officer	2003	77,885	—		—		90,000	—
Steve Song	2005	238,846	8,865		—		20,000	3,500
Vice President, Sales	2004	228,369	165,870	(5)	—		28,000	—
	2003	166,487	230,390	(6)	—		—	—
Mark Merrill	2005	234,615	95,500		—		15,000	3,500
Vice President, Marketing	2004	67,308	191,875		—		80,000	—
	2003	—	—		—		—	—

(1)	Represents relocation expenses reimbursed by Photon Dynamics to Mr. Hawthorne.

(2)	Represents matching contributions made to Photon Dynamics’ 401(k) Plan during the fiscal year.

(3)	Ms. Lamb joined Photon Dynamics as its Secretary and Chief Financial Officer on May 31, 2005.

(4)	Mr. Okumoto resigned from his role as Secretary and Chief Financial Officer effective May 31, 2005. Mr. Okumoto ceased to be an employee of Photon Dynamics as of December 1, 2005.

(5)	Represents $13,995 in sales commissions paid and $151,875 in bonuses earned during the 2004 fiscal year.

(6)	Represents sales commissions paid.

Stock Option Grants and Exercises

Photon Dynamics has granted options to its executive officers under the 1995 Plan and the 2005 Plan. As of December 31, 2005, options to purchase a total of 1,911,146 shares were outstanding under the 1995 Plan and the 2005 Plan.

The following tables show for the fiscal year ended September 30, 2005 certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable
	Number of	Percentage of			Value at
	Securities	Total Options			Assumed Annual Rates of
	Underlying	Granted to			Stock Price Appreciation
	Options	Employees in	Exercise Price	Expiration	for Option Term(3)
Name	Granted (1)	Fiscal Year(2)	($/SH)	Date	5% ($)	10% ($)

Mr. Hawthorne	72,000	10.1%	17.36	10/25/14	786,068	1,992,051
Ms. Lamb(4)	80,000	11.3%	19.50	08/31/15	981,076	2,486,238
Mr. Okumoto(5)	36,000	5.1%	18.41	11/03/14	416,806	1,056,269
Mr. Song	20,000	2.8%	18.41	11/03/14	231,559	586,816
Mr. Merrill	15,000	2.1%	18.41	11/03/14	173,669	440,112

(1)	Options granted to Ms. Lamb were granted under the 2005 Plan. All other options were granted under the 1995 Plan. The options vest over a fifty month period, with the exception of the option granted to Ms. Lamb, which vests over forty-eight months. The exercise price per share of each option granted was equal to the fair market value of Photon Dynamics’ Common Stock on the date of grant. The options expire 10 years from the date of grant, or earlier upon termination of employment. Under the 1995 Plan, in the event of a merger of Photon Dynamics with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving Photon Dynamics, the vesting and exercisability of each outstanding option may be accelerated in full unless the option is assumed or replaced with a new option by the successor corporation, or the option is replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of such transaction. Under the 2005 Plan, in the event of a merger of Photon Dynamics with or into another corporation or a consolidation, acquisition of assets or other change of control transaction involving Photon Dynamics, the vesting and exercisability of each outstanding option will be accelerated in full unless the option is assumed, continued or substituted for by the surviving or acquiring entity. In addition, Ms. Lamb and Messrs. Hawthorne, Song and Merrill are parties to agreements that provide for vesting acceleration upon a change of control of Photon Dynamics. See “Employment, Severance and Change of Control Agreements” below.

(2)	Based upon options to purchase 710,300 shares granted to employees under the 1995 Plan and the 2005 Plan during the fiscal year ended September 30, 2005.

(3)	The potential realizable value is calculated based on the term of the option at its time of grant, or ten years, compounded annually. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

(4)	Ms. Lamb joined Photon Dynamics as its Secretary and Chief Financial Officer on May 31, 2005.

(5)	Mr. Okumoto resigned from his role as Secretary and Chief Financial Officer effective May 31, 2005. Mr. Okumoto ceased to be an employee of Photon Dynamics as of December 1, 2005.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
OPTION VALUES

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the Money
	Shares	Value	Options at September 30,		Options at September 30
	Acquired on	Realized	2005 (#)		2005 ($)(1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Mr. Hawthorne	—	—	219,223	68,760	197,847	118,154
Ms. Lamb(2)	—	—	—	80,000	—	—
Mr. Okumoto(3)	—	—	47,520	—	3,197	—
Mr. Song	—	—	68,676	16,000	101,968	11,840
Mr. Merrill	—	—	82,999	12,001	2,219	8,881

(1)	Value is based on the fair market value of Photon Dynamics’ Common Stock at September 30, 2005 ($19.15) with respect to in-the-money options minus the exercise price of the options.

(2)	Ms. Lamb joined Photon Dynamics as its Secretary and Chief Financial Officer on May 31, 2005.

(3)	Mr. Okumoto resigned from his role as Secretary and Chief Financial Officer effective May 31, 2005. Mr. Okumoto ceased to be an employee of Photon Dynamics as of December 1, 2005.

Employment, Severance and Change of Control Agreements

Mr. Hawthorne is a party to an agreement which provides for certain severance and other benefits in the event of a termination of his employment following a change of control of Photon Dynamics. Pursuant to the agreement, in the event of a termination of Mr. Hawthorne’s employment without cause or Mr. Hawthorne’s resignation for good reason, in each case within 12 months after a change of control of Photon Dynamics, Mr. Hawthorne is entitled to receive one year of his then-existing base salary and on-target bonuses. In addition, all stock options granted to him by Photon Dynamics will become fully vested and exercisable as of the date of such termination or resignation.

Pursuant to an offer letter agreement with Ms. Lamb entered into in connection with her appointment as Secretary and Chief Financial Officer in May 2005, Photon Dynamics agreed to grant Ms. Lamb stock options to purchase an aggregate of 80,000 shares of Photon Dynamics’ Common Stock and to pay Ms. Lamb a base salary of $250,000 per year. Pursuant to this offer letter agreement, Ms. Lamb was eligible for a $150,000 sign on bonus, $75,000 of which was paid to Ms. Lamb as an immediate sign on bonus and $75,000 of which was paid in November 2005. Ms. Lamb is also eligible for certain discretionary bonuses subject to the approval of the Compensation and Employee Ownership Committee of the Board of Directors. Ms. Lamb’s offer letter also provides that in the event of a termination of Ms. Lamb’s employment without cause or Ms. Lamb’s resignation for good reason, in each case within 12 months after a change of control of Photon Dynamics, Ms. Lamb is entitled to receive one year of her then-existing base salary and on-target bonuses. In addition, all stock options granted to her by Photon Dynamics will become fully vested and exercisable as of the date of such termination or resignation.

Mr. Okumoto is party to an employment separation agreement with Photon Dynamics in connection with his resignation as Secretary and Chief Financial Officer in May 2005. Pursuant to this agreement, Mr. Okumoto agreed to remain an employee of Photon Dynamics until December 1, 2005 so as to assist Photon Dynamics with the transition of his responsibilities to Ms. Lamb. During this period, Mr. Okumoto was entitled to receive his base rate of salary in effect as of the date of his resignation as Secretary and Chief Financial Officer and to continue his participation in Photon Dynamics’ employee benefit plans. This agreement also provides that the outstanding stock options to purchase an aggregate of 78,480 shares of Photon Dynamics’ Common Stock granted to him ceased vesting as of May 31, 2005. The vested and unexercised portion of these options as of May 31, 2005, an aggregate of 47,520 shares, will be cancelled 90 days after his employment with Photon Dynamics terminated on December 1, 2005.

Mr. Song is a party to an amended employment agreement which provides for a base salary of $240,000 per year. Mr. Song is also eligible for certain discretionary bonuses, subject to the approval of the Compensation and Employee Ownership Committee of the Board of Directors, as well as sales commissions. The agreement also provides that in the event of a termination of Mr. Song’s employment without cause or Mr. Song’s resignation for good reason, in each case within 12 months after a change of control of Photon Dynamics, all stock options granted to him by Photon Dynamics will become fully vested and exercisable as of the date of such termination or resignation.

Pursuant to an offer letter agreement with Mr. Merrill entered into in connection with his appointment as Vice President, Marketing in April 2004, Photon Dynamics agreed to grant Mr. Merrill stock options to purchase an aggregate of 80,000 shares of Photon Dynamics’ Common Stock and to pay Mr. Merrill a base salary of $250,000 per year. Pursuant to this offer letter agreement, Mr. Merrill was also eligible for a $200,000 sign on bonus, $100,000 of which was paid to Mr. Merrill as an immediate sign on bonus, $50,000 of which was paid in September 2004, and $50,000 of which was paid in January 2005. Mr. Merrill is also eligible for certain discretionary bonuses subject to the approval of the Compensation and Employee Ownership Committee of the Board of Directors. Mr. Merrill’s offer letter agreement was subsequently amended to provide that in the event of a termination of Mr. Merrill’s employment without cause or Mr. Merrill’s resignation for good reason, in each case within 12 months after a change of control of Photon Dynamics, all stock options granted to him by Photon Dynamics will become fully vested and exercisable as of the date of such termination or resignation.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2005, the Compensation and Employee Ownership Committee consisted of Messrs. Kim, Kvamme and Brathwaite. None of the current members of the Compensation and Employee Ownership Committee is or was an officer or employee of Photon Dynamics or its subsidiaries. None of Photon Dynamics’ executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Photon Dynamics’ Board or Compensation and Employee Ownership Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Photon Dynamics has entered into indemnity agreements with certain officers and directors which provide, among other things, that Photon Dynamics will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of Photon Dynamics, and otherwise to the fullest extent permitted under California law and Photon Dynamics’ Bylaws.

On November 30, 2005, Mr. Hawthorne exercised an option to purchase 10,000 shares of Photon Dynamics’ Common Stock, with a net value realized (the difference between the exercise price and the fair market value of such shares, based on the closing sales price reported on the Nasdaq National Market for the date of exercise) of $77,750.

REPORT OF THE COMPENSATION AND EMPLOYEE OWNERSHIP COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION1

The Compensation and Employee Ownership Committee (the “Compensation Committee”) administers Photon Dynamics’ executive compensation program. In this regard, the role of the Compensation Committee is to oversee our compensation plans and policies, annually review and approve all executive officers’ compensation decisions, and administer our stock option plans (including reviewing and approving stock option grants to executive officers) and employee stock purchase plan. The Compensation Committee’s charter reflects these various responsibilities, and the Compensation Committee and our Board periodically reviews and assesses and,

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Photon Dynamics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

when appropriate, revises the charter. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors. The Compensation Committee meets at various times during the year, and it also considers and takes action by written consent. The Compensation Committee Chairman reports on Compensation Committee actions and recommendations at Board meetings. The Compensation and Benefits Group in Photon Dynamics’ Human Resources Department supports the Compensation Committee in its work and in some cases acts at the direction of the Compensation Committee to fulfill various functions in administering Photon Dynamics’ compensation programs. In addition, the Compensation Committee has the authority to engage the services of outside advisers, experts and others to assist the Compensation Committee. For the past two fiscal years, the Compensation Committee has directly engaged an outside compensation consulting firm to assist the Compensation Committee in its review of the compensation for the executive officers.

During fiscal 2005, the Compensation Committee was composed of Messrs. Kvamme, Kim and Brathwaite. The Compensation Committee met two times during fiscal 2005.

General Compensation Policy

Compensation Philosophy.  Our general compensation philosophy is that total cash compensation should vary with Photon Dynamics’ performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be closely aligned with shareholder interests. This philosophy applies to all Photon Dynamics employees, with a more significant level of variability and compensation at risk as an employee’s level of responsibility increases. The Compensation Committee believes that Photon Dynamics’ overall compensation program should be structured to motivate management to create shareholder value. In fiscal 2005, the Compensation Committee engaged in a review of the executive compensation philosophy, with the goal of ensuring the appropriate mix of fixed and variable compensation linked to individual and corporate performance. In the course of this review, the Compensation Committee sought the advice and input of both an outside compensation consultant and Photon Dynamics’ management. Through this review, the Compensation Committee also identified the key strategic compensation design priorities for Photon Dynamics: employee retention, cost management, alignment with shareholder interests and continued focus on corporate governance. Accordingly, the compensation program is designed to attract and retain talented executives and technical personnel, to reward achievement of Photon Dynamics’ short-term and long-term performance goals, to link executive compensation to shareholder interests through incentive compensation and long term equity-based plans, and to recognize and reward individual contributions to operating group and company-wide performance objectives. This compensation review confirmed that our compensation program elements individually and in the aggregate strongly support and reflect the compensation philosophy and strategic design priorities, both on a cash and long-term incentive basis.

In fiscal 2005, the Compensation Committee directly engaged an outside compensation consultant to provide an independent analysis of Photon Dynamics’ executive compensation program and practices. Based upon the results of the analysis completed by this independent consultant, as well as input from management and the Compensation Committee’s experience in compensation matters, the Compensation Committee concluded the following with respect to Photon Dynamics’ executive compensation structure at the time of the report:

•	Base salaries are generally in line or below the competitive norm.

•	Performance-based cash incentives are generally lower than the market, and, when coupled with base salaries, provide total cash compensation that is generally lower than the market.

•	Annual stock option grants, as an incentive for future performance, are targeted at less than competitive levels.

Components of Executive Compensation.  During fiscal 2005, compensation for Photon Dynamics’ executive officers consisted of base salary, participation in an annual cash incentive compensation program, and longer-term equity incentives. Photon Dynamics also offers to its executive officers participation in its 401(k) Plan, and certain other benefits, such as medical and dental plan participation, available generally to all employees of Photon Dynamics.

Longer-term incentive compensation is realized through the grant of stock options and participation in our employee stock purchase plan. All general full-time and participate in part-time employees are eligible to receive stock options and participate in our employee stock purchase plan, including executive officers.

Cash-Based Compensation

Base Salary The Compensation Committee reviews the history of and proposals for the compensation of each of Photon Dynamics’ executive officers, including cash and equity-based components. The Compensation Committee determines the base salary of the President and CEO and reviews and approves base salaries for each of Photon Dynamics’ other executive officers annually in connection with annual performance reviews. In setting or adjusting base salaries, the Compensation Committee examines both qualitative and quantitative factors relating to corporate and individual performance. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. The Compensation Committee neither bases its considerations on any single performance factor nor does it specifically assign relative weights to factors but rather considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to other company executives. Generally, in approving salary levels for executive officers (other than the President and CEO); the Compensation Committee considers the evaluation and recommendations of Photon Dynamics’ President and CEO.

The Compensation Committee reviews an independent survey of compensation of executive officers of other high technology companies to enable it to set base salaries based on each executive officer’s level of responsibility and within the parameters of companies of comparable size and complexity in Photon Dynamics’ industry. The survey includes a broader group of technology companies than those companies included in the Nasdaq Stock Market Index and the Philadelphia Semiconductor Index used in the performance measurement comparison graph included in this proxy statement.

Generally, base salaries paid to executive officers for fiscal 2005 were set at levels below the mid-range of salaries paid to executives under the independent survey. In addition to individual and corporate performance, the factors considered include relative salaries and responsibilities in Photon Dynamics, factors such as inflation and the competitive environment relative to other technology companies, independent survey data, number of years within and outside of Photon Dynamics and anticipated future responsibilities of each individual within the next year.

Annual Incentive Compensation Opportunities.  Photon Dynamics maintains annual incentive compensation programs to reward senior management, including executive officers, and other selected technical personnel for achieving goals. The programs are designed to attract and motivate employees, and they are closely tied to corporate financial performance to enhance shareholder value and encourage profit and revenue growth. For executive officers, incentive compensation payments are based primarily on company-wide performance targets. For selected key employees, management and technical personnel, company-wide performance is a factor, and significant weight also is given to individual performance and the performance of particular operating groups within Photon Dynamics.

Executive Incentive Compensation.  In 2005, the Compensation Committee set executive incentive target bonuses based on performance results for 2005. All executive officers, including the President and CEO, were eligible to receive an incentive-based bonus award for 2005. In determining whether to award any incentive-based bonus awards for 2005, the Compensation Committee reviewed and took into account Photon Dynamics’ (a) bookings, (b) revenue, (c) gross margin. (d) earnings per share and (e) completion of key company projects for the year. Individual performance factors or objectives were also taken into account. No incentive bonuses were awarded to any executive officer, as Photon Dynamics had not met specific financial and strategic objectives.

Long-Term Equity Incentives

The use of stock options was affirmed by Photon Dynamics’ management and the Compensation Committee through the compensation philosophy analysis completed by an independent consultant, as being the best equity vehicle for Photon Dynamics with its continued focus on growth and innovation. Stock options align employees’ interests precisely with those of other shareholders, because when the price of the stock declines from the price at the grant date, the employee obtains no value. Long-term incentive compensation is realized through the grant of stock options. All general full-time and part-time employees are eligible to receive stock options, including executive officers. Stock options require Photon Dynamics stock price appreciation in order for the employees to realize any benefit, thus directly aligning employee and shareholder interests.

In fiscal 2005, Photon Dynamics utilized the Photon Dynamics, Inc. Amended and Restated 1995 Stock Option Plan (the “1995 Option Plan”) which terminated in accordance with its terms in September 2005, and the shareholder -approved Photon Dynamics, Inc. 2005 Equity Incentive Plan (“2005 Incentive Plan”) to further align the interests of shareholders and management by providing executive officers and other employees with a significant economic interest in the long-term appreciation of Photon Dynamics’ stock. All, options granted in fiscal 2005 under the 1995 Option Plan and the 2005 Incentive Plan were granted with exercise prices set at 100% of the fair market value of the underlying stock on the date of grant and have a term of ten years.

Generally, all options granted in fiscal 2005 were granted subject to a fifty-month vesting period, which is designed to motivate option holders to achieve stated objectives, thereby aiding Photon Dynamics’ efforts to maximize revenue and profit together with shareholder value, and to remain with Photon Dynamics for the long-term. In determining the number of shares subject to an option to be granted to an executive officer, the Compensation Committee takes into account the officer’s position and level of responsibility within Photon Dynamics, the officer’s existing stock and unvested option holdings, the potential reward to the officer if the stock price appreciates in the public market, and the competitiveness of the officer’s overall compensation arrangement, including stock options, although outstanding performance by an individual may also be taken into consideration. Option grants may also be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility. The Compensation Committee may grant options taking into account multiple year periods. In fiscal 2005, based on the factors described above, the Compensation Committee granted options to purchase 223,000 shares of Common Stock to executive officers of Photon Dynamics. All grants were made from the 1995 Option Plan with the exception of Ms. Lamb’s options, which were granted pursuant to the terms of the 2005 Incentive Plan.

In addition to stock options, the 2005 Incentive Plan allows for grants of, stock purchase awards, stock bonus awards, stock appreciation rights, stock unit awards and other forms of equity compensation (collectively with stock options, “stock awards”). During fiscal 2005, no stock awards were made to any employee, including executive officers, except for stock options.

Stock Purchase Plan

Additional long-term equity incentives are provided through the Photon Dynamics’, Inc. 1995 Employee Stock Purchase Plan (the “1995 Purchase Plan”), which expired in September 2005 in accordance with its terms. The 1995 Purchase Plan was replaced by the shareholder-approved Photon Dynamics, Inc. 2005 Employee Stock Purchase Plan. During fiscal 2005, shares of common stock were purchased in the amounts at the weighted average exercise prices per share under both plans as follows: Steve Song, 1,024 shares ($11.32),; Mark Merrill, 681 shares ($18.35); all current executive officers as a group, 1,705 shares ($14.13); and all employees ( excluding executive officers) as a group, 45,483 shares ($13.68). All eligible employees, including eligible executive officers of Photon Dynamics, may purchase stock of Photon Dynamics, subject to specified limits, at 85% of fair market value.

CEO Compensation

Photon Dynamics’ compensation program is designed to promote the achievement of corporate and business objectives. This pay-for-performance program is most clearly exemplified in the compensation of our Chief Executive Officer. In setting Mr. Hawthorne’s compensation for fiscal 2005, the Compensation Committee used the same procedures described above in setting the base salary, incentive compensation and long-term equity incentives and considered such factors as Photon Dynamics’ revenue and profits and Photon Dynamics’ market capitalization. For fiscal 2005, Mr. Hawthorne’s compensation package consisted of an annual base salary of $325,000 participation in Photon Dynamics’ executive incentive compensation program and an award of a stock option to purchase 72,000 shares of Photon Dynamics’ Common Stock under the 1995 Option Plan, which vests over a fifty-month period and expires 10 years from the grant date. Mr. Hawthorne was not awarded an incentive-based bonus for 2005 based on the fact that Photon Dynamics had not met specific financial and strategic objectives.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, or Section 162(m), limits Photon Dynamics to a deduction for federal income tax purposes of no more than $1 million of compensation paid in a taxable year to our executive officers named in the Summary Compensation Table. Compensation above $1 million may be deducted if it is “performance-based” compensation within the meaning of Section 162(m). The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its named executive officers shall be designed to qualify as “performance-based compensation. It is not currently expected that any compensation deemed paid to any of our executive officers, other than the stock option grants, will exceed the $1 million limit per officer.

In summary, it is the opinion of the Compensation Committee that the adopted executive compensation policies and plans provide the necessary total remuneration program to properly align our performance and the interest of our shareholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

THE COMPENSATION AND EMPLOYEE
OWNERSHIP COMMITTEE

E. Floyd Kvamme
Michael J. Kim
Nicholas Brathwaite

PERFORMANCE MEASUREMENT COMPARISON1

The following graph shows the total shareholder return of an investment of $100 in cash on September 30, 2000 for (i) Photon Dynamics’ Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index, and (iii) the Philadelphia Semiconductor Index. All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year:

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG PHOTON DYNAMICS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE PHILADELPHIA SEMICONDUCTOR INDEX

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are Photon Dynamics shareholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or Photon Dynamics that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would

1 This Section is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Photon Dynamics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, 5970 Optical Court, San Jose, CA 95138, or (3) contact our Investor Relations department, at (408) 360-3561. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Photon Dynamics will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Maureen L. Lamb
Secretary and Chief Financial Officer

January 27, 2006

A copy of Photon Dynamics’ Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2005 is available without charge upon written request to: Corporate Secretary, Photon Dynamics, Inc., 5970 Optical Court, San Jose, California 95138.

APPENDIX A

PHOTON DYNAMICS, INC.

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors (the “Board”) of Photon Dynamic, Inc. to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors, none of whom shall be employees of the corporation and each of whom shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board and in accordance with the independence requirements of The Nasdaq Stock Market (“Nasdaq”) and the rules and regulations of the Securities and Exchange Commission (“SEC”); provided, however, that if permitted by the Nasdaq rules and the rules and regulations of the SEC, one member need not meet the independence requirements under the conditions specified by such requirements and rules and regulations. The members of the Audit Committee shall also be able to read and understand the financial statements of the corporation and otherwise comply with the experience requirements of The Nasdaq Stock Market and SEC rules and regulations. In addition, at least one member of the Audit Committee shall satisfy the additional Nasdaq financial sophistication requirements that at least one member of the Audit Committee must possess. Unless a chairperson of the Audit Committee is designated by the Board, the Audit Committee members may appoint their own chairperson by majority vote.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the corporation’s independent registered public accounting firm (“independent auditors”), and the financial management of the corporation. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are to report directly to the Audit Committee, and that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the corporation’s shareholders.

Responsibilities

The Audit Committee shall oversee the accounting and financial reporting processes of the corporation, and the audits of the financial statements of the corporation, on behalf of the corporate directors. The Audit Committee shall have direct responsibility for the appointment, compensation, retention and oversight of the work of the independent auditors, who shall report directly to, and be accountable to, the Audit Committee. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

The function of the Audit Committee is oversight. The management of the corporation is responsible for the preparation, presentation and integrity of the corporation’s financial statements. Management is responsible for maintaining appropriate accounting and financial reporting policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The corporation’s independent auditors are responsible for planning and carrying out a proper audit of the corporation’s consolidated annual financial statements, reviews of the corporation’s consolidated quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not employees of the corporation and are not, and do not represent themselves to be, performing the functions of auditors or management. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures.

In carrying out its responsibilities, the Audit Committee shall:

•	Have sole authority to select, evaluate, replace and oversee the independent auditors.

•	Negotiate, execute and deliver the engagement letter to be entered into between the corporation and the independent auditors and establish the compensation to be received by the independent auditors, such compensation to be paid out of the corporate funds of the corporation.

•	Evaluate on a periodic basis the performance of the independent auditors to be engaged to audit the financial statements of the corporation and its divisions and subsidiaries.

•	Have the sole authority to approve non-audit services to be performed by the independent auditors, but only as permitted by the Nasdaq rules and the rules and regulations of the SEC, which authority the Audit Committee may delegate to one or more members of the Audit Committee.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit and discuss with management and the independent auditors the results thereof, including the independent auditors’ assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the independent auditors and immaterial adjustments not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

•	Review with the independent auditors, the corporations internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting and internal control over financial reporting of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

•	Review the internal audit function of the corporation, if applicable, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

•	If applicable, receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors, as well as all significant correcting adjustments identified by the independent auditors or disagreements between management and the independent auditors, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed. The Audit Committee shall be directly responsible for the resolution of any conflicts or disagreements between management and the independent auditors regarding financial reporting, accounting practices or policies.

•	Review and discuss with management and the independent auditors, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, including critical accounting policies and practices, alternative accounting policies available under generally accepted auditing standards related to material items discussed with management, and any other significant reporting issues and judgments.

•	Provide sufficient opportunity for the internal, if applicable, and independent auditors to meet with the members of the Audit Committee without members of management present to discuss, among other things, the independent auditors’ evaluation of the corporation’s financial, accounting and auditing personnel, and the cooperation that the independent auditors received during the course of the audit, including their access to all requested records, data and information.

•	Receive written statements from the independent auditors delineating all relationships between the independent auditors and the corporation consistent with Independence Standards Board Standard No. 1, and consider and actively engage in a dialogue with the auditors with respect to any disclosed relationships or services that could affect the auditors’ objectivity and independence, and if so determined by the Audit Committee, take appropriate action to resolve issues regarding the independence of the auditors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain and determine compensation for, out of corporation funds, independent counsel and other advisors for this purpose if, in its judgment, that is necessary or appropriate in carrying out its duties.

•	Have the authority to pay, out of corporation funds, ordinary administrative expenses that, as determined by the Audit Committee, are necessary or appropriate in carrying out its duties.

•	Have authority to require that any of the corporation’s personnel, counsel, independent auditors or investment bankers, or any other consultants or advisors to the corporation attend any meeting of the Audit Committee or meet with any member of the Audit Committee or any of its special legal, accounting or other advisors and consultants.

•	Review and approve (to the extent not previously approved by another independent committee of the corporation’s Board) related party transactions as such term is used by SFAS No. 57 or as otherwise required to be disclosed in the corporation’s financial statements or periodic filings with the SEC. It is management’s responsibility to bring such related party transactions to the attention of the members of the Audit Committee.

•	Review corporation press releases containing financial information for the purpose of ensuring that such press releases properly disclose financial information presented in accordance with generally accepted accounting principles, and adequately disclose how any non-GAAP financial information differs from financial information presented in accordance with generally accepted accounting principles.

•	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal accounting controls or auditing matters, including the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and, in general, a policy of open access to the members of the Audit Committee by the employees and consultants to the corporation to enable the employees and consultants to bring to the attention of the Audit Committee concerns held by such employees and consultants regarding the financial reporting of the corporation, and to report potential misconduct to the Audit Committee.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the corporation’s annual proxy statement.

•	Review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board.

•	Perform such other functions and to have such power as it may deem necessary or advisable in the efficient and lawful discharge of the foregoing.

The operation of the Audit Committee shall be subject to the By-laws as in effect from time to time and the California Corporations Code.

APPENDIX B

PHOTON DYNAMICS, INC.

CHARTER OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

Organization

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Photon Dynamics, Inc., a California corporation (the “Company”), shall consist of at least two (2) members of the Board. No Committee member shall be an employee of the Company and each member shall be free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the Board, in accordance with the applicable independence requirements of The Nasdaq Stock Market and the rules and regulations of the Securities and Exchange Commission (“SEC”). The members of the Committee and the Committee chairperson shall be appointed by the Board.

Statement of Policy

The purpose of the Committee shall be to (i) oversee all aspects of the Company’s corporate governance functions on behalf of the Board; (ii) make recommendations to the Board regarding corporate governance issues; (iii) identify, review and evaluate candidates to serve as directors of the Company; (iv) serve as a focal point for communication between such candidates, non-committee directors and the Company’s management; (v) recommend such candidates to the Board; and (vi) make such other recommendations to the Board regarding affairs relating to the directors of the Company, including director compensation.

Operating Principles and Processes

In fulfilling its function and responsibilities, the Committee should give due consideration to the following operating principles and processes:

•	Communication — Regular and meaningful contact throughout the year with the Board, committee chairpersons, members of senior management and independent professional advisors to the Board and its various committees, as applicable, is viewed as important for strengthening the Committee’s knowledge of relevant current and prospective corporate governance issues.

•	Committee Education/Orientation — Developing with management and participating in a process for systematic review of important corporate governance issues and trends in corporate governance practices that could potentially impact the Company will enhance the effectiveness of the Committee.

•	Resources — The Committee shall be authorized to access such internal and, in consultation with senior management, external resources as the Committee deems necessary or appropriate to fulfill its defined responsibilities, including engagement of independent counsel, consultants and other professional advisors, as well as executive search firms to help identify director candidates. The Committee shall have sole authority to approve fees, costs and other terms of engagement of such outside resources. The Committee shall have the authority to perform such other functions, and shall have such powers, as may be necessary or appropriate in the efficient and lawful discharge of its responsibilities hereunder.

•	Reporting to the Board — The Committee, through the Committee chairperson, shall report all material activities of the Committee to the Board from time to time, or whenever so requested by the Board.

Responsibilities

The operation of the Committee will be subject to the provisions of the Bylaws of the Company and the California Corporations Code, each as in effect from time to time. The Committee will have the full power and authority to carry out the following primary responsibilities or to delegate such power and authority to one (1) or more subcommittees of the Committee:

Director Nominations — The Committee, in consultation with the Chief Executive Officer, has the primary responsibility for establishing criteria for Board membership and identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements.

The Committee shall also have the primary responsibility for evaluating, reviewing and considering the recommendation for nomination of current directors for reelection to the Board as well as monitoring the size of the Board. The selection of nominees for director to be presented to the stockholders for election or reelection, and the selection of new Directors to fill vacancies and newly created directorships on the Board, shall be made by the full Board based on the recommendations of the Committee.

The Committee shall have the power and authority to consider board nominees and proposals submitted by the Company’s stockholders and to establish any procedures, including procedures to facilitate stockholder communication with the Board of Directors, and to make any such disclosures required by applicable law in the course of exercising such authority.

In evaluating candidates:

1. The Committee shall evaluate candidates for director nominees in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders;

2. The Committee shall consider the criteria for director qualifications set by the Board of Directors, as well as diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Governance Committee shall review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence.

3. In the case of new director candidates, the Committee shall also determine whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

4. The Committee shall then use its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.

5. The Committee shall conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

6. The Committee shall meets to discuss and consider such candidates’ qualifications and then select a nominee for recommendation to the Board by majority vote.

•	Board Assessment — The Committee shall periodically review, discuss and assess the performance of the Board, including Board committees, seeking input from senior management, the full Board and others. The assessment includes evaluation of the Board’s contribution as a whole, specific areas in which the Board and/or management believe better contributions could be made, and overall Board composition and makeup, including the reelection of current Board members. The factors to be considered shall include whether the Directors, both individually and collectively, can and do provide the skills and expertise appropriate for the Company. The Committee shall also consider and assess the independence of Directors, including whether a majority of the Board continue to be independent from management in both fact and appearance, as well as within the meaning prescribed by The Nasdaq Stock Market. The results of such reviews shall be provided to the Board for further discussion as appropriate.

•	Board Committee Nominations — The Committee, in consultation with the Chief Executive Officer, and after due consideration of the wishes, independence and experience of the individual directors and independence and experience requirements in accordance with The Nasdaq Stock Market, the rules and regulations of the Securities and Exchange Commission and applicable law, shall recommend to the entire Board annually the chairmanship and membership of each committee.

•	Continuing Education — The Committee shall also consider instituting a plan or program for the continuing education of directors.

•	Corporate Governance Principles — The Committee shall assess whether or not to develop a set of corporate governance principles to be applicable to the Company, shall periodically review and assess any such principles and their application, and shall recommend any changes deemed appropriate to the Board for its consideration. Further, the Committee shall periodically review Company policy statements to determine their adherence to the Company’s Code of Conduct.

•	Procedures for Information Dissemination — The Committee shall oversee and review the processes and procedures used by the Company to provide information to the Board and its committees. The Committee should consider, among other factors, the reporting channels through which the Board and its committees receive information and the level of access to outside advisors where necessary or appropriate, as well as the procedures for providing accurate, relevant and appropriately detailed information to the Board and its committees on a timely basis.

•	Director Compensation — The Committee shall periodically review the compensation paid to non-employee Directors for their service on the Board and its committees and recommend any changes considered appropriate to the full Board for its approval.

Meetings

The Committee will hold at least one (1) regular meeting per year and additional meetings as the Committee deems appropriate. At the discretion of the Committee, the President, Chief Executive Officer, Chairman of the Board (if so designated) and Chief Financial Officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee.

Minutes and Reports

Minutes of each meeting will be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee will report to the Board from time to time, or whenever so requested by the Board

DETACH HERE	ZPHD62
PROXY
PHOTON DYNAMICS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 7, 2006
The undersigned hereby appoints Jeffrey A. Hawthorne and Maureen Lamb, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Photon Dynamics, Inc., which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Photon Dynamics, Inc. to be held at the offices of Photon Dynamics at 5970 Optical Court, San Jose, California 95138 on Tuesday, March 7, 2006 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2005 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, PHOTON DYNAMICS, INC., 5970 OPTICAL COURT, SAN JOSE, CALIFORNIA 95138.

SEE REVERSE
SIDE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE
SIDE

PHOTON DYNAMICS, INC.
C/O COMPUTERSHARE
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/phtn	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your proxy card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZPHD61
#PHD

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSAL 2.

1.	To elect directors to serve for the ensuing year and until their successors are elected. Nominees: (01) Malcolm J. Thompson, (02) Terry H. Carlitz, (03) Curtis S. Wozniak, (04) Nicholas E. Brathwaite, (05) Michael J. Kim and (06) Jeffrey A. Hawthorne.

		FOR	☐	☐	WITHHELD	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐
	☐					MARK HERE FOR ADDRESS CHANGE AND	☐
		For all nominees except as noted above				NOTE BELOW

		FOR	AGAINST	ABSTAIN

2.	To ratify the selection of Ernst & Young LLP as Photon Dynamics’ independent registered public accounting firm for the fiscal year ending September 30, 2006.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign stating title. If signer is a partnership, please sign in partnership name by authorized person.
OTHER MATTERS: The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters, in accordance with their best judgment.

Signature:	Date:	Signature:	Date: